UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2016

Calithera Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36644	27-2366329
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 Oyster Point Blvd., Suite 200
South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 870-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 1, 2016, Calithera Biosciences, Inc. (the “Company”) entered into the Second Amendment to Lease Agreement (the “Amendment”) with ARE-Technology Center SSF, LLC, a Delaware limited liability company (“ARE”), relating to the Company’s corporate headquarters located at 343 Oyster Point Boulevard, South San Francisco, California. The Amendment amended the Lease Agreement with ARE, dated February 14, 2013, as amended on March 31, 2013 and October 30, 2013 (collectively, the “Lease”) to provide for an increase in the rentable square footage under the Lease by 24,900 square feet (the “Additional Premises”) from 29,080 square feet (the “Original Premises” and together with the Additional Premises, the “New Premises”). It is targeted that the Additional Premises will be delivered to the Company and commence on December 1, 2016 (the “Commencement Date”).

The term of the Original Premises under the Lease was set to expire on November 30, 2017. Pursuant to the Amendment, the term of the New Premises expires on January 31, 2024 (the “Lease Term”). In addition, the Company has the option to extend the Lease Term for two years with the same terms and conditions as the Lease, other than base rent which shall be at a to be determined market rate.

Pursuant to the Amendment, the Company will pay $2.80 per square foot for the Original Premises through November 30, 2017 and $3.40 per square foot for the period from December 1, 2017 through November 30, 2018. Commencing on December 1, 2018, the monthly base rent of the Original Premises will be increased annually by 3%.

The Company will pay a monthly base rent for the Additional Premises of $2.75 per square foot from the Commencement Date through June 30, 2017; $2.85 per square foot for the period from July 1, 2017 through June 30, 2018; and $2.95 per square foot for the period from July 1, 2018 through January 31, 2019. Commencing on February 1, 2019, the Company will pay base rent for the Additional Premises at the same rate that the Company is then paying for the Original Premises.

On the Commencement Date, the Company will be required to increase the amount of the existing letter of credit to ARE by $394,482 or provide a new letter of credit in the amount of $440,000 to be held by ARE as a security deposit for the New Premises. The security deposit for the Original Premises was $45,518.

In addition, the Company will pay ARE specified percentages of certain operating expenses related to the New Premises incurred by ARE, and ARE shall make available to the Company on the Commencement Date a tenant improvement allowance of $269,900 for the New Premises.

The foregoing description of the terms of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease, which has been filed previously by the Company as an exhibit to its Registration Statement on Form S-1, and the Amendment, a copy of which will be filed with the Securities and Exchange Commission as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended on March 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Calithera Biosciences, Inc.
Dated: March 2, 2016
	By:	/s/ William D. Waddill
William D. Waddill
Senior Vice President, Chief Financial Officer, Treasurer and Secretary